CHEMBIO NAMES MICHAEL STEELE VICE PRESIDENT OF SALES, MARKETING & BUSINESS DEVELOPMENT

MEDFORD, N.Y. (August 21, 2012) – Chembio Diagnostics, Inc. (NASDAQ: CEMI), a leader in point-of-care diagnostic tests for infectious diseases, announces the appointment of Michael Steele as Vice President of Sales, Marketing & Business Development, a newly created position. Mr. Steele brings to Chembio a 20-year record of driving growth in general management, corporate business development, strategic account sales, alliance management, and strategy formulation and execution at life sciences companies.

Since April 2012 Mr. Steele has been engaged by Chembio as Corporate Business Development Consultant.  From 2008 to 2011 he was Vice President, Business Development of Seracare Life Sciences, Inc., a global provider of products and services to in-vitro diagnostic and biopharmaceutical manufacturers.  In that role, he was responsible for strategic plan formulation, corporate business development and strategy projects. Prior to that he was Director and Managing Director at Serologicals Corporation (acquired by Millipore, Inc.), where he had business development, general management and operational responsibilities.  Mr. Steele has also held senior business development roles at smaller biotechnology companies, including Corautus Genetics Inc. and Life Therapeutics Ltd.  Mr. Steele received a Master of Business Administration and a Bachelor of Science from James Madison University.

Commenting on his appointment, Mr. Steele said, “With a rich portfolio of technologies that deliver enhanced performance and multiplexing capabilities, Chembio is well positioned to fulfill its mission of providing high-quality, cost-effective point-of-care clinical diagnostic products. I am pleased to be joining the Company at such an exciting time.”

Lawrence Siebert, Chembio’s CEO, commented, “We are delighted to have Mike join our management team and to help drive Chembio’s commercial opportunities.   It has been a pleasure working with Mike these last several months during which he has helped to assess and move forward existing projects and identify several new ones.  Consequently, I am confident that he can and will contribute significantly to our growth and success.”

About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care diagnostic testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. (formerly, Inverness Medical Innovations, Inc.). Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 170 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U. S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, reflect management's current views, are based on certain assumptions,  and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

LHA
Anne Marie Fields
(212) 838-3777
AFields@lhai.com
@LHA_IR_PR